EXHIBIT 12

                   BANKERS TRUST CORPORATION AND SUBSIDIARIES
         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                                       Six Months
                                                                                            Ended
                                                   Year Ended December 31,               June 30,
                                   ---------------------------------------------------------------
Earnings:                           1996       1997        1998        1999       2000      2001
                                   ---------------------------------------------------------------
 1. Income (loss) before
     income taxes                  $1,131    $ 1,239     $   (77)    $(1,415)    $  900    $  185
 2. Add: Fixed charges
          excluding
          capitalized
          interest
          (Line 10)                 5,483      5,959       6,954       3,654      3,027     1,130
 3. Less: Equity in undistri-
            buted income of
            unconsolidated
            subsidiaries and
            affiliates                 30       (117)         15          75         42        80
                                   ---------------------------------------------------------------
 4. Earnings including
     interest on deposits           6,584      7,315       6,862       2,164      3,885     1,235
 5. Less: Interest on
           deposits                 1,355      2,076       2,195       1,424        998       306
                                   ---------------------------------------------------------------
 6. Earnings excluding
     interest on deposits          $5,229    $ 5,239     $ 4,667     $   740     $2,887    $  929
                                   ==============================================================
Fixed Charges:
 7. Interest Expense               $5,451    $ 5,926     $ 6,919     $ 3,612     $2,988    $1,122
 8. Estimated interest
     component of net
     rental expense                    32         33          35          42         39         8
 9. Amortization of debt
     issuance expense                  --         --          --          --         --        --
                                   ---------------------------------------------------------------
10. Total fixed charges
     including interest on
     deposits and excluding
     capitalized interest           5,483      5,959       6,954       3,654      3,027     1,130
11. Add: Capitalized
          interest                     --         --          --          --         --        --
                                   ---------------------------------------------------------------
12. Total fixed charges             5,483      5,959       6,954       3,654      3,027     1,130
13. Less: Interest on
           deposits
           (Line 5)                 1,355      2,076       2,195       1,424        998       306
                                   ---------------------------------------------------------------
14. Fixed charges excluding
     interest on deposits          $4,128    $ 3,883     $ 4,759     $ 2,230     $2,029    $  824
                                   ==============================================================
Consolidated Ratios of Earnings
 to Fixed Charges:
  Including interest on
   deposits
   (Line 4/Line 12)                  1.20       1.23         .99         N/A       1.28      1.09
                                   ==============================================================
  Excluding interest on
   deposits
   (Line 6/Line 14)                  1.27       1.35         .98         N/A       1.42      1.13
                                   ==============================================================

For the years ended December 31, 1999 and 1998, earnings, as defined, did not cover fixed charges, including and excluding interest on deposits by $1,490 million and $92 million, respectively, as a result of a net loss recorded during the period.

N/A - Not Applicable.